Financial:
Tito Lima
Chief Financial Officer
717-735-4547 or tllima@sterlingfi.com

Media:
Communications Dept. 717-735-5558
Mike Lambert mwlambert@sterlingfi.com
Pete Hudson phudson@sterlingfi.com

FOR IMMEDIATE RELEASE

Sterling Financial of Lancaster, PA Announces Initial Investigation Findings;

Significant, Sophisticated Loan Scheme Uncovered

LANCASTER, PA (May 24, 2007) – Sterling Financial Corporation of Lancaster, PA (NASDAQ: SLFI) announced today, based on information from a still ongoing investigation, that previously reported irregularities in certain financing contracts in one of Sterling’s financial services affiliates, Equipment Finance LLC (EFI), are a direct result of collusion by a group of EFI employees. Sterling is committing all necessary resources to complete the investigation in a thorough, timely and professional manner and to take all necessary corrective steps.

Sterling’s investigation to date has revealed evidence of a sophisticated loan scheme, orchestrated deliberately by certain EFI officers and employees over an extended period of time, to conceal credit delinquencies, falsify financing contracts and related documents, and subvert Sterling’s established internal controls and reporting systems. The scheme was able to avoid detection until recently due to the depth and breadth of the collusion. In other words, employees at different seniority levels and functional areas were apparently involved.

These deceptive activities were limited to EFI and no customer accounts in Sterling’s banks or other affiliates were involved.

The Board of Directors, upon the recommendation of management through the Disclosure Committee, and with the concurrence of the Audit Committee, concluded on May 23 that Sterling will be required to record, under U.S. generally accepted accounting principles, a material impairment of certain assets of EFI. These assets include EFI financing contracts, interest associated with those contracts, and potentially goodwill attributable to EFI. While Sterling has not determined the annual periods in which the impairment occurred, Sterling currently expects to record a cumulative after-tax charge to the December 31, 2006 financial statements of approximately $145 million to $165 million, based upon the results of the investigation’s preliminary findings. However, at this point in the investigation, Sterling has not determined the final financial impact, including any potential recoveries, such as insurance and collateral.

Sterling is working closely with its regulators and all appropriate federal authorities on the ongoing investigation.

“Our investigation has now revealed evidence that Sterling and its shareholders were subjected to a significant, sophisticated loan scheme, specifically designed to deceive and avoid detection,” said J. Roger Moyer, Jr., president and chief executive officer of Sterling Financial Corporation. “Our priority now is to address the problem and continue serving our customers. Decisive actions have been taken to reinforce oversight and centralize operational management at EFI.”

As a result of our investigation, Sterling implemented immediate changes in EFI’s management structure. Five EFI employees have now been terminated, including the Chief Operating Officer and Executive Vice President, and Sterling installed an acting Chief Operating Officer. Further, a special collections team has been deployed to maximize recoveries from the impaired contracts.

Sterling moved to centralize management and control of financial, credit and information systems previously managed by EFI. In addition, the Promontory Financial Group, an international financial and regulatory consulting firm with world class expertise in bank control mechanisms, headed by former Comptroller of the Currency Eugene Ludwig, has been engaged to evaluate controls across all of Sterling and make recommendations.

EFI is a wholly owned subsidiary of Sterling’s affiliate bank, Bank of Lancaster County, N.A. (the Bank). To address the capital issues resulting from the financial irregularities at EFI, Sterling and the Bank have developed a plan to restore the Bank’s capital.

“Having taken immediate action, we are now focused on developing a long-term plan,” Moyer added. “Sterling, through its affiliates, has a successful history tracing back more than 150 years, and we’re currently developing a strategy for the future to rebuild shareholder value.”

The capital restoration plan includes consolidating four of Sterling’s affiliate banks in order to maximize capital. Effective at 12:01am on May 25, 2007, and based on approval of the Office of the Comptroller of the Currency, Bank of Hanover and Trust Company, Pennsylvania State Bank, Bay First Bank, N.A., and Bank of Lancaster County, N.A., will all become divisions of BLC Bank, N.A. All branches will continue to operate under their current names, with the same personnel and the same types of products and services that our customers know and rely on. The plan also includes halting the payment of dividends to Sterling Financial Corporation shareholders for a period of time, and exploring all strategic options, including raising additional capital, the sale of certain assets and/or business units, and entering into a business combination with a strategic partner. Keefe, Bruyette & Woods has been retained to assist Sterling in exploring these options.

Moyer continued, “This has certainly been a difficult time for all of us at Sterling, but among our organization’s greatest assets are the more than 1,100 hardworking employees, strong franchises and market position, and loyal customers. All of our banking and other offices continue to provide the same exceptional service that customers have relied on for over 150 years.”

As background, on April 19th, Sterling Financial Corporation announced that it had received information suggesting irregularities in certain financing contracts at EFI, one of its financial services group companies. EFI provides commercial financing for the soft pulp logging and land-clearing industries, primarily in the southeastern United States. Management moved immediately to notify the Audit Committee and Board of Directors about this information, and the Audit Committee engaged nationally recognized, expert accountants and legal counsel to conduct an independent investigation.

Subsequently on April 30th, Sterling announced its previously issued financial statements, the reports on the audited financial statements and related internal controls issued by its independent registered public accounting firm, and all earnings releases issued for 2004 through 2006, should no longer be relied upon due to the expected material impact of these irregularities.  Sterling expects to restate or amend these financial statements once the final financial impact has been determined. The impact of the irregularities may also be material for years prior to 2004, depending on the results of the investigation.

Sterling and its affiliates are committed to delivering excellent relationship-based service, quality and care for our clients and customers, a proud tradition that is the hallmark of Sterling.

Sterling will be holding a conference call to discuss this release at 6:00 p.m. today. Dial-in information is as follows:

Telephone: 877 273 3815
Passcode: 12329766#

Sterling Financial Corporation (NASDAQ: SLFI) is a diversified financial services company based in Lancaster, Pa. Sterling Banking Services Group affiliates offer a full range of banking services in south-central Pennsylvania, northern Maryland and northern Delaware. The group also offers correspondent banking services in the mid-Atlantic region to other companies within the financial services industry, and banking related insurance services. Sterling Financial Services Group affiliates provide specialty commercial financing; fleet and equipment leasing; and investment, trust and brokerage services. Visit www.sterlingfi.com for more information.

Banking Services Group — Banks: Pennsylvania: Bank of Lancaster County, N.A.; Bank of Lebanon County; PennSterling Bank; and Pennsylvania State Bank. Pennsylvania and Maryland: Bank of Hanover and Trust Company. Maryland: Bay First Bank, N.A. Delaware: Delaware Sterling Bank & Trust Company. Correspondent banking services: Correspondent Services Group (provider of Sterling services to other financial institutions). Insurance services: Lancaster Insurance Group, LLC (independent insurance agency) and Sterling Financial Settlement Services, LLC (title insurance agency).
Financial Services Group — Specialty commercial financing: Equipment Finance LLC* (commercial financing company for the soft pulp logging and land clearing industries, serving primarily the paper industry in the southeastern United States). Fleet and equipment leasing: Town & Country Leasing, LLC* (nationwide fleet and equipment leasing/financing company). Trust, investment and brokerage services: Sterling Financial Trust Company* (trust and investment services), Church Capital Management, LLC (registered investment advisor) and Bainbridge Securities Inc. (securities broker/dealer).

*Wholly-owned subsidiaries of Bank of Lancaster County, N.A.

Forward-Looking Statements

Certain statements contained in this report are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those that involve the risks, uncertainties and potential consequences relating to the findings of and any recommendations relating to the ongoing independent investigation regarding financial improprieties at Equipment Finance LLC, the Corporation’s expectations regarding the need to amend or restate its financial statements, the reasons for the amendments or restatements, the periods affected, the impact of the amended or restated financial information on the Corporation’s results and its expectations regarding the filing of the restated or amended financial statements. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include the timing of the completion and results of the independent investigation, the Corporation’s completion of its accounting review and actions that may be taken or required as a result of the expected restatement or amendment, and implementation of remediation plans to enhance the Corporation’s internal control. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this report, as we can give no assurance that any goal, plan, date or target set forth in forward-looking statements can be achieved. The Corporation does not undertake to publicly update or revise these forward-looking statements even if future events or developments make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

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